UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: June 15, 2009

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

21 West 39th Street, Suite 2A, New York, New York	10018
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On June 15, 2009 Advanced Battery Technologies entered into a Securities Purchase Agreement dated as of June 12, 2009.  The Securities Purchase Agreement provides that Advanced Battery Technologies will sell 7,000 shares of Series F 0% Convertible Preferred Stock (the “Preferred Shares”) and three series of common stock purchase warrant: Class A Warrants, Class B Warrants and Class C Warrants (collectively, the “Warrants”).  The purchasers are four accredited institutional funds.  The aggregate purchase price for the securities will be $7,000,000.

Each of the Preferred Shares will have a face value of $1,000, for an aggregate of $7,000,000.  The Preferred Shares are convertible into common stock at a conversion price of $4.00.   Each Preferred Share will be entitled to a preferential payment of $1,000 in the event of a liquidation of Advanced Battery Technologies.  The holder of Preferred Shares will have voting rights equal to the number of common shares into which the Preferred Shares are convertible.

The Class A Warrants will permit the holders to purchase up to 787,500 shares of common stock from Advanced Battery Technologies for a price of $4.92 per share.  The Class A Warrants expire in five years and six months.  Cashless exercise is permitted only if there is no effective registration statement permitting resale of the common shares underlying the Class A Warrants.

The Class B Warrants will permit the holders to purchase up to 1,750,000 shares of common stock from Advanced Battery Technologies for a price of $4.00.  The Warrants expire on the later of (a) December 9, 2009 or (b) 30 days after the effective date of the registration statement referenced below or (c) 30 days after the shareholders of Advanced Battery Technologies approve an increase in the authorized common stock.   Cashless exercise is permitted only if there is no effective registration statement permitting resale of the common shares underlying the Warrants.  If, during the life of the Class B Warrants, the closing bid price for Advanced Battery Technologies common stock exceeds $5.00 for ten consecutive trading days with at least 400,000 shares trading volume, then Advanced Battery Technologies is entitled to force the holders of the Class B Warrants to exercise the Warrants and purchase all 1,750,000 shares.

The Class C Warrants will permit the holders to purchase common stock from Advanced Battery Technologies for a price of $5.68.  The number of shares that may be purchased will equal 25% of the number of shares sold upon exercise of the Class B Warrants.  The Class C Warrants expire in five years and six months.  Cashless exercise is permitted only if there is no effective registration statement permitting resale of the common shares underlying the Warrants.

At the closing, Advanced Battery Technologies will enter into a Registration Rights Agreement with the purchasers, pursuant to which Advanced Battery Technologies is required to file with the Securities and Exchange Commission a registration statement that will, when declared effective, permit the purchasers to offer to the public the common shares issuable upon conversion of the Preferred Shares and the common shares issuable upon exercise of the Warrants.

In order for there to be sufficient common shares authorized for issuance upon conversion of the Preferred Shares and the Warrants, the certificate of incorporation of Advanced Battery Technologies must be amended to increase the number of shares of common stock authorized for issuance.  At the Annual Meeting of Shareholders scheduled for June 25, 2009, the Board of Directors will propose that the shareholders authorize such an increase.  The Securities Purchase Agreement provides that if the increase is not authorized on that date, then once each month until the increase is authorized, Advanced Battery must pay to the investors liquidated damages equal to 4% of the purchase price of the securities – i.e. $280,000.

Item 9.01	Financial Statements and Exhibits

Exhibits
10-a	Securities Purchase Agreement dated June 12, 2009 among Advanced Battery Technologies, Inc. and certain named Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: June 15, 2009	By:	/s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer